EXHIBIT 3.307
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 06/16/1998
981232773 — 2909376
CERTIFICATE OF FORMATION
OF
ST. JOSEPH HEALTH SYSTEM LLC
The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions of the Delaware Limited Liability Company Act, hereby certifies that:
FIRST: The name of the limited liability company (“Company”) is St. Joseph Health System LLC.
SECOND: The address of the registered office and the name and the address of the registered agent of the Company are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.
By signing this Certificate of Formation, the undersigned is acting solely in the capacity of organizer for the purpose of forming the Company and he shall have no liability whatsoever for acts done or purportedly done on behalf of the Company.
Executed on June 16, 1998.
/s/Curtis Capelling
Curtis Capelling, organizer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/10/2000
001237193 — 2909376
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
ST: JOSEPH HEALTH SYSTEM LLC
ST. JOSEPH HEALTH SYSTEM LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is ST. JOSEPH HEALTH SYSTEM LLC
2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:
“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.”
Executed on January 25 , 2000.
/s/Gayle Jerkins
Gayle Jerkins

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2001
010284328 — 2909376
Certificate of Amendment to Certificate of Formation
of
ST. JOSEPH HEALTH SYSTEM LLC
It is hereby certified that:
1. The name of the limited liability company (hereinafter called the “limited liability company”) is ST. JOSEPH HEALTH SYSTEM LLC
2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on 5.12.01
/s/Michael L. Silhol
Michael L. Silhol, Authorized Person